A-

                                  SCHEDULE 14A

                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant x
     Filed by a party other than the registrant _
     Check the appropriate box:
     _ Preliminary proxy statement
     X Definitive proxy statement
     _ Definitive additional materials
     _ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               Activision, Inc.
               (Name of Registrant as Specified in Its Charter)

                               Activision, Inc.
               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

x $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
_ $500 per each party to the controversy pursuant to Exchange Act
  Rule 14a-6(i)(3).
_ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     (4) Proposed maximum aggregate value of transaction:

     _ Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Eregistration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                                ACTIVISION, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


       The undersigned stockholder of Activision, Inc., a Delaware corporation (the "Company"), hereby appoints Robert A. Kotick and Brian G. Kelly and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, August 22, 1996 at the Miramar Sheraton Hotel, 101 Wilshire Blvd., Santa Monica, California 90401, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

       The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

 1.The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

                    ROBERT A. KOTICK

                    /  / FOR such nominee     /  / WITHHELD as to such nominee


                    HOWARD E. MARKS

                    /  / FOR such nominee     /  / WITHHELD as to such nominee

                    BRIAN G. KELLY

                    /  / FOR such nominee     /  / WITHHELD as to such nominee

                    BARBARA S. ISGUR

                    /  / FOR such nominee     /  / WITHHELD as to such nominee

                    STEVEN T. MAYER

                    /  / FOR such nominee     /  / WITHHELD as to such nominee

 2.The adoption of an amendment to the Company's 1991 Stock Option and Stock
   Award Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder.

              /   / FOR  /   / AGAINST      /   / ABSTAIN

 3.The approval of the Company's Employee Stock Purchase Plan.

              /   / FOR  /   / AGAINST      /   / ABSTAIN

 4.The adoption of an amendment to the Company's Amended and Restated
   Certificate of Incorporation to decrease the Company's authorized capital stock.

              /   / FOR  /   / AGAINST      /   / ABSTAIN

 5.To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.




                             /   / MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                         Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                         Dated
                         _______________________________________ , 1996

                         ______________________________________________
                                    Signature

                         ______________________________________________
                           Signature, if held jointly

                         Votes must be indicated by filling in (x) in black or blue ink.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

                                      [LOGO]
                            11601 Wilshire Boulevard
                          Los Angeles, California 90025




                                                                  August 1, 1996



Dear Stockholder:

    You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Activision, Inc. The meeting will be held on Thursday, August 22, 1996, beginning at 9:00 a.m. at the Miramar Sheraton Hotel, 101 Wilshire Blvd., Santa Monica, California 90401.

    Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

    It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                             Sincerely,




                             Robert A. Kotick
                             Chairman of the Board and
                             Chief Executive Officer




                             Brian G. Kelly
                             Secretary

                                   [LOGO]


                            11601 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90025


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held August 22, 1996


To the Stockholders of Activision, Inc.

    The 1996 Annual Meeting of Stockholders of Activision, Inc. (the "Company") will be held at the Miramar Sheraton Hotel, 101 Wilshire Blvd., Santa Monica, California 90401, on Thursday, August 22, 1996 at 9:00 a.m., local time, for the following purposes:

     1. To elect five directors of the Company to hold office for one year terms and until their respective successors are duly elected and qualified.

     2. To adopt an amendment to the Company's 1991 Stock Option and Stock Award Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder.

     3.   To approve the Company's Employee Stock Purchase Plan.

     4. To amend the Company's Amended and Restated Certificate of Incorporation to decrease the Company's authorized capital stock.

     5. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

   The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

   The Board of Directors of the Company has fixed the close of business on July 22, 1996 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

   STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

   YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                                By Order of the Board of Directors,



                                Brian G. Kelly
                                Secretary
August 1, 1996
Los Angeles, California

                                     [LOGO]
                            11601 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90025



                                 PROXY STATEMENT
                                     for the
                         Annual Meeting of Stockholders
                          to be held on August 22, 1996


                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Activision, Inc., a Delaware corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, $.000001 par value per share (the "Common Stock"), to be used at the Annual Meeting of Stockholders to be held on Thursday, August 22, 1996, at the Miramar Sheraton Hotel, 101 Wilshire Blvd., Santa Monica, California 90401, at 9:00 a.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

   This Proxy Statement and enclosed Proxy Card are first being mailed to the Stockholders of the Company on or about August 1, 1996.

   At the Annual Meeting, the Stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

   1. The election of five directors of the Company ("Directors") to hold office for one year terms and until their respective successors are duly elected and qualified.

   2. The adoption of an amendment to the Company's 1991 Stock Option and Stock Award Plan (the "Employee Stock Plan") to increase the number of shares of Common Stock reserved for issuance thereunder.

   3.   To approve the Company's Employee Stock Purchase Plan.

   4. To amend the Company's Amended and Restated Certificate of Incorporation to decrease the Company's authorized capital stock.

   5.   Such other business as may properly come before the Annual Meeting.

   Only the holders of record of the Common Stock at the close of business July 22, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters. As of the Record Date, 13,875,065 shares of Common Stock were outstanding.

   A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all the votes cast at the Annual Meeting is sufficient to elect a Director (Proposal 1). The affirmative vote of Stockholders owning at least a majority of all outstanding shares of Common Stock voting on the proposal is required for approval of Proposals 2 and 3. The affirmative vote of stockholders holding a majority of the shares of outstanding Common Stock is required for approval of Proposal 4. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote on Proposals 2 and 3. With respect to Proposal 4, abstentions and broker non-votes will have the same effect as a vote against the Proposal.

   The Common Stock represented by all properly executed Proxy Cards returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed Proxy Cards returned to the Company will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

   Effective August 3, 1992, the Company effected a one-for-ten reverse stock split of its outstanding Common Stock and, effective at the close of business on October 20, 1993, the Company implemented a one-for-three reverse stock split of its outstanding Common Stock. All figures in this Proxy Statement relating to outstanding shares and historical share issuances reflect such reverse stock splits.

   In order that your shares of Common Stock may be represented at the Annual Meeting, you are requested to:

          --indicate your instructions on the Proxy Card;
          --date and sign the Proxy Card;
          --mail the Proxy Card promptly in the enclosed envelope; and --allow sufficient time for the Proxy Card to be received on or before
            11:00 a.m. on August 18, 1996.

   NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

   Five Directors are to be elected to serve until the Company's next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the five nominees listed below, all of whom are presently members of the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a Director if elected. However, if any nominee shall become unable to stand for election as a Director at the Annual Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available.

   The information below has been furnished to the Company by the nominees and sets forth for each nominee for election such nominee's name, business experience during the past five years, other directorships held and age. Each such nominee, other than Mr. Kelly, was elected as a Director of the Company in February 1991. Mr. Kelly was elected to the Board effective July 15, 1995. All Directors serve for one year terms. There is no family relationship between any nominee and any other nominee or executive officer of the Company.

   For information regarding the beneficial ownership of Common Stock by the current Directors of the Company, see "Security Ownership of Certain Beneficial Owners and Management -- Directors and Executive Officers."

NOMINEES FOR ELECTION AS DIRECTORS

   The following individuals are nominees for election as Directors of the Company at the Annual Meeting:

   Robert A. Kotick, 33, has been Chairman of the Board and Chief Executive Officer of the Company since February 1991. Mr. Kotick was Chairman and Chief Executive Officer of Leisure Concepts, Incorporated, a public company in the licensing and merchandising business, from June 1990 to December 1990. He is also a founder of International Consumer Technologies Corporation ("ICT") and has acted as its President as well as a director since its inception in 1986. As of a result of a merger of a wholly owned subsidiary of the Company with and into ICT in January 1995, ICT is now a wholly owned subsidiary of the Company.

   Howard E. Marks, 34, has been Executive Vice President of the Company and of the Company's development and production division, Activision Studios, since July 1993. From February 1991 through July 1993, Mr. Marks was the Senior Vice President-Managing Director of the Company's European Operations. Mr. Marks is a founder of ICT, and has been a director of ICT since ICT's inception. He also served as Managing Director of Disc Company Europe, which was a subsidiary of ICT until the merger in 1992 of the Company with Disc Company, Inc. ("TDC"), formerly a wholly-owned subsidiary of ICT, from the organization of Disc Company Europe in 1988 until that company discontinued its operations in 1993. Mr. Marks holds a bachelor's degree in Electrical Engineering from the University of Michigan.

   Brian G. Kelly, 33, has been Chief Financial Officer of the Company since February 1991, Secretary of the Company since May 1991, and Chief Operating Officer since July 15, 1995. Mr. Kelly served as Vice President-Finance of ICT since December 1990 and a director of ICT since February 1994. From September to December, 1990, he served as Vice President-Finance of Leisure Concepts, Incorporated. Mr. Kelly served in various capacities, most recently as Vice President-Finance and Administration, of Vista Organization, Ltd., a motion picture production company, from 1987 to 1990. From 1984 to 1987, Mr. Kelly was employed by Peat Marwick Main & Co. Mr. Kelly holds a bachelor degree in accounting from Rutgers University, is a certified public accountant, and holds a law degree from the Fordham University School of Law.

   Barbara S. Isgur, 54, is a Senior Vice President of Stratagem, an investment banking firm specializing in the desktop software industry. She has held such position since September 1993. Ms. Isgur also served as President of BSI Consulting from 1990 to 1993. She served as a Vice President of Needham & Co., a high technology investment banking firm, from 1989 to 1990. During 1988, Ms. Isgur served as a Vice President at Manufacturers Hanover Securities. From 1985 to 1988, she was a principal of D.H. Brown Associates. Ms. Isgur was a Vice President and microcomputer industry analyst at Paine Webber, Incorporated from 1981 to 1985. Ms. Isgur is a member of the Audit Committee and the Compensation Committee of the Board.

   Steven T. Mayer, 51, is an independent multimedia consultant to a number of major corporations. From 1984 until December 1992, Mr. Mayer was Chairman of the Board of Digital F/X, Incorporated, a manufacturer of video production equipment. Mr. Mayer was a founder of Atari Corporation in 1973, and served as a Division President of Warner Communications-Entertainment Software until 1985, when he left to start Take One Partners, Incorporated, the predecessor to Digital F/X. Mr. Mayer is a member of the Audit Committee and the Compensation Committee of the Board.

BOARD OF DIRECTORS' MEETINGS

   The Board held four meetings and acted three times by unanimous written consent during the Company's full fiscal year ended March 31, 1996. In such fiscal year, each incumbent Director attended all of the meetings of the Board and of each committee thereof of which he or she was a member, except that Martin Raynes, a director elected to the Board in 1991 and who resigned effective January 31, 1996, did not attend three Board meetings.

BOARD COMMITTEES

   The Board has established an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

   Audit Committee. The Audit Committee is composed of Ms. Isgur and Mr. Mayer. The function of the Audit Committee is to recommend to the Board the independent public accountants to be engaged by the Company and to review the Company's general policies and procedures with respect to audits and accounting and financial controls, the scope and results of the auditing engagement and the extent to which the Company has implemented changes suggested by the internal audit staff and the independent public accountants. The Audit Committee also reviews the terms of material related party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met once during the fiscal year ended March 31, 1996.

   Compensation Committee. The Compensation Committee is composed of Ms. Isgur and Mr. Mayer. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy. The Compensation Committee also serves as the committee to administer the Company's Employee Stock Plan. No member of the Compensation Committee is an employee of the Company. The Compensation Committee met twice during the fiscal year ended March 31, 1996. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" and "Compensation Committee Report on Executive Compensation."

COMPENSATION OF DIRECTORS

   Each Director who was not an employee of the Company was compensated at the rate of $10,000 per year for his or her regular services as a Director, with an additional $1,000 for each Board meeting attended in person, $750 for each Board meeting attended via conference telephone, $750 for each meeting of a committee of the Board of which such Director is a member attended in person and $500 for each meeting of a committee of the Board of which such Director is a member attended via conference telephone.

               THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION
                          OF EACH NOMINEE FOR DIRECTOR.


EXECUTIVE OFFICERS AND KEY EMPLOYEES

   None of the Executive Officers of the Company are related, and each holds office at the pleasure of the Board. As of July 18, 1996, the Executive Officers and certain key employees of the Company were as set forth below.

   Robert A. Kotick, Chairman of the Board and Chief Executive Officer since February 1991. Biographical information regarding Mr. Kotick is set forth under "Nominees for Election as Directors."

   Howard E. Marks, Executive Vice President since February 1991. Biographical information regarding Mr. Marks is set forth under "Nominees for Election as Directors."

   Brian G. Kelly, Chief Operating Officer since July 15, 1995, Chief Financial Officer since February 1991, and Secretary since May 1991. Biographical information regarding Mr. Kelly is set forth under "Nominees for Election as Directors."

   Alan R. Gershenfeld, 33, has served as the Vice President of Production since October 1994 and the Vice President of Creative Affairs of the Company since August 1993. From 1992 to 1993, Mr. Gershenfeld was the Associate Director for Programming/Director of Screenwriting Competition for Philadelphia Festival of World Cinema and from 1989 to 1991 he was a post-production /delivery supervisor at Edward R. Pressman Film Corp. Mr. Gershenfeld holds a bachelor degree in international relations from Swarthmore College.

   Eric A. Johnson, 32, has served as Vice President of Marketing since November 1994. He previously served as the Senior Vice President of Activision Merchandising and Licensing, Vice President of the Company's Creative Services Division and General Manager of Activision Merchandising and its predecessor operation at TDC, since 1989. From 1984 to 1989, Mr. Johnson was a partner in Select Hotel Management, where he developed hotel properties throughout Michigan. Mr. Johnson holds a bachelor degree in economics from the University of Michigan.

   Ronald L. Scott, 35, has served as Vice President of North and Latin American Sales and Distribution since July 1996. From 1987 until 1996, Mr. Scott served in various capacities with The Nestle Food Company, most recently as Director of Business Development. From 1984 until 1987, Mr. Scott was employed by The Proctor and Gamble Distributing Co. Mr. Scott holds a bachelor degree in economics and mathematics from Occidental College.

   Lawrence Goldberg, 37, has served as Vice President, Business Affairs and General Counsel of the Company since August 1994. From 1986 until August 1994, Mr. Goldberg was an attorney at Rosenfeld, Meyer and Susman, and he became a partner at the firm in 1991. From 1984 until 1986, Mr. Goldberg was an attorney at O'Melveny & Myers. Mr. Goldberg received his law degree from the University of California at Los Angeles and he holds a Bachelor of Science degree in industrial and labor relations from Cornell University.

     Stephen E. Crane, 42, has served as Vice President of Technology since August 1995. From 1994 to 1995, Mr. Crane was the Vice President of Development of Knowledge Adventure, Inc., a publisher of educational computer games and CD-ROM reference products for children. From 1992 to 1994, he served as Director of 3DO Development at Electronic Arts, Inc. and from 1987 to 1992 he was the Director of Desktop Products at Digital F/X Incorporated. Mr. Crane was a post-doctoral fellow at Caltech in the Department of Chemistry and Chemical Engineering. He holds a doctorate degree in geophysics from the University of California at San Diego and a bachelor of science degree in earth and planetary sciences from the Massachusetts Institute of Technology.

   Mitchell H. Lasky, 34, has served as Vice President, Business Development since April 1996. From 1995 to 1996, Mr. Lasky was founder and Chief Executive Officer of Serum, a start-up developer of multiplayer internet games. From 1993 to 1995, Mr. Lasky was senior counsel for Disney Interactive. From 1988 to 1993 he was an attorney for Irell & Manella. Mr. Lasky received his law degree from the University of Virginia and he holds a Bachelor of Arts degree in history and literature from Harvard University.

   John T. Baker, IV, 36, has served as Vice President, Operations, Administration and Planning since October 1995. From 1992 to 1995, Mr. Baker was employed with Robertson Ceco Corporation, most recently as Senior Vice President, Finance and Administration of its Metal Buildings Group. Prior to that, Mr. Baker was engaged in principal investing, from 1990 to 1992 as a Vice President at Sixx Holdings, Inc. and from 1988 to 1992 as a Vice President of The Thompson Company. Mr. Baker holds a Bachelor of Business Administration degree from the University of Wisconsin and a Master of Business Administration degree from Harvard University.

   Barry J. Plaga, 34, has served as a Vice President, Finance of the Company since February 1991 and Chief Accounting Officer since March 1992. In addition, Mr. Plaga has been Controller of ICT and TDC since January 1991. Prior to joining ICT, Mr. Plaga was Chief Financial Officer of RMED International from April to December, 1990. Prior to his employment at RMED, Mr. Plaga was Chief Financial Officer and Secretary of Strategic Mortgage Investments, Inc., for whom he served in various capacities from 1987. Mr. Plaga is a certified public accountant and holds a Bachelor of Science degree in accounting and a Master of Accounting degree from the University of Southern California.

     William S. Swartz, 31, has served as Managing Director of Activision Japan Ltd. since 1992 and Director of Marketing for Activision Japan Ltd. from 1990 to 1992. From 1987 to 1990, Mr. Swartz was Marketing Director of Koei Corporation. Mr. Swartz holds a bachelor of arts degree in history from Duke University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   CERTAIN BENEFICIAL OWNERS

   The following table sets forth information regarding the beneficial ownership of shares of the Common Stock, including shares of the Common Stock as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by each person known to the Company to own 5% or more of such shares as of July 18, 1996, other than directors and executive officers. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or it.


                               SHARES BENEFICIALLY OWNED (1)
     BENEFICIAL                                             PERCENT
     OWNER AND ADDRESS                          AMOUNT      OF CLASS
     Stephen A. Wynn                         1,000,000        7.2%
     c/o Mirage Resorts, Incorporated
     Corporate Offices
     3400 Las Vegas Blvd. South
     Las Vegas, NV 89109

     Turnberry Capital Management, L.L.C.(2) 1,000,000       7.2%
     Turnberry Capital Management, L.P.(2)
     Tower Forty-Nine
     12 East 49th Street
     New York, NY 10017

___________________________
(1) Number of shares and percent of class are computed assuming that none of the outstanding warrants or options held by Directors and employees have been exercised.

(2) The investment of the securities is managed by such persons for (i) First Boston Special Limited Partner, Inc., (ii) SSF Beteiligungen, (iii) a New York not-for-profit corporation, and (iv) Turnberry Capital Partners, L.P., Turnberry Offshore Capital Partners, L.P. and Prestwick Capital Partners, L.P.

     DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, including shares of the Common Stock as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by the Directors, nominees for election as directors and the named executives of the Company set forth in the "Summary Compensation Table" under "Executive Compensation," and all Directors, nominees for directors and executive officers as a group, as of July 18, 1996. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.




                                        SHARES BENEFICIALLY OWNED
     NAME AND                                               PERCENT
      TITLE                                AMOUNT           OF CLASS(1)
     Robert A. Kotick, Chairman, Chief
       Executive Officer and Director      1,529,877(2)     10.8%

     Howard E. Marks, Executive Vice
       President and Director              1,479,185(2)     10.5%

     Brian G. Kelly, Chief
       Financial Officer, Secretary
       and Director(3)                       765,970(2)      5.4%

     Barry J. Plaga
       Vice President, Finance and
       Chief Accounting Officer               99,738(2)        *

     Barbara S. Isgur, Director               39,321(3)        *

     Steven T. Mayer, Director                30,528(3)        *

     All Directors and Executive
       Officers as a Group
        (6 persons)                        3,907,139       26.6%

___________________________
(1) Percent of Class, except with respect to Messrs. Kotick, Marks, Kelly, Plaga and all Directors and Executive Officers as a Group, was computed based on 13,875,065 shares of Common Stock outstanding as of July 18, 1996, which does not assume the exercise of any outstanding Director's or employee's warrants or options. Percent of Class with respect to Messrs. Kotick, Marks, Kelly, Plaga and all Directors and Executive Officers as a Group was computed based on 13,875,065 shares of Common Stock outstanding as of July 18, 1996 and, in each such person's case, the number of shares of Common Stock issuable upon the exercise of the warrants or options exercisable within 60 days held by such individual or, in the case of all Directors and Executive Officers as a Group, the number of shares of Common Stock issuable upon the exercise of the warrants or options exercisable within 60 days held by all such individuals, but does not include the number of shares of Common Stock issuable upon the exercise of any other outstanding Director's or employee's warrants or options.

(2)  Includes (i) 338,667, 262,067, 312,067 and 24,795 shares issuable to Mr.
     Kotick, Mr. Marks, Mr. Kelly and Mr. Plaga, respectively, upon exercise of options exercisable within 60 days held by each such individual pursuant to the Employee Stock Plan, (ii) 128,224, 128,224, 292,799 and 56,376 shares issuable to Mr. Kotick, Mr. Marks, Mr. Kelly and Mr. Plaga, respectively, upon exercise of currently exercisable options issued to such individuals as part of the January 1995 merger with ICT in exchange for options to purchase shares of ICT stock previously held by them, and (iii) with respect to each of Messrs. Kotick and Kelly, 37,481 shares owned directly by Delmonte Investments, L.L.C., of which each such individual is a controlling person.

(3) Includes 24,667 shares issuable to each of Ms. Isgur and Mr. Mayer upon exercise of warrants exercisable within 60 days held by each such individual pursuant to the Company's Director Warrant Plan.

*    Percent of Class less than 1%.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1996, 1995 and 1994, of those persons who were at March 31, 1996 (i) the chief executive officer and (ii) the Company's three other most highly compensated executive officers whose salary and bonus exceeded $100,000 (collectively, the "Named Executives"):



                           SUMMARY COMPENSATION TABLE
                                                          Long-Term
                                                         Compensation
Name and                                                  Securities
 Principal          Fiscal   Annual Compensation          Underlying
 Position           Year       Salary          Bonus      Options (#)
Robert A. Kotick    1996       $175,000             -        576,000
 Chairman of the    1995        164,455             -        175,000
 Board and Chief    1994        140,000             -              -
 Executive Officer

Howard E. Marks     1996       $160,000             -        533,000
 Executive Vice     1995        149,814             -        105,000
 President          1994        125,000             -              -
 and Director

Brian G. Kelly      1996       $160,000             -        533,000
 Chief Financial    1995        152,724             -        155,000
 Officer, Chief     1994        128,000             -              -
 Operating Officer,
 Secretary and Director

Barry J. Plaga      1996       $104,500             -         10,000
 Vice President, Finance 1995    94,500             -              -
 and Chief Accounting  1994      90,000             -         25,000
 Officer

_____________________

     The following table sets forth information regarding individual grants of options to purchase the Company's Common Stock during the Company's 1996 fiscal year to each of the Named Executives. All such grants were made pursuant to the Company's 1991 employee Stock Plan. In accordance with the rules of the Securities Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective ten year option terms. In instances where the exercise price of the option grants was higher than the market price of the Company's Common Stock on the date of grant, the market price was used to calculate hypothetical gains, and in many instances, resulted in no hypothetical gain. Actual gains, if any, on option exercises are dependent on the future performance of the Compnay's Common Stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.



                            Option Grants in Last Fiscal Year

                  Individual Grants               Potential Realizable Value at
        -----------------------------------       Assumed Annual Rates of Stock
                                                  Price Appreciation for Option
                                                  Term of 10 Years (6)
               % of Total                       -----------------------------
               Options                                5%           10%
               Granted to  Exercise             -----------------------------
      Options  Employees   or Base              Price           Price
      Granted  in Fiscal   Price    Expriration Per  Aggregate  Per Aggregate
Name  (#)      Year       ($/Share) Date        Share  Value    Share  Value
- ----  -------  ---------   -------  ----------- -----  -----    -----  ------
Robert A. Kotick
      25,000    0.9%       $6.75(2) 6/30/05  $10.9950 $106,126 $17.5078 $268,944
     183,667    6.6%      $13.56(3) 7/15/05  $10.9950        - $17.5078 $725,074
     183,667    6.6%      $16.94(3) 7/15/05  $10.9950        - $17.5078 $104,279
     183,666    6.5%      $21.18(3) 7/15/05  $10.9950        - $17.5078        -

Howard Marks
      21,000    0.7%       $6.75(2) 6/30/05  $10.9950  $89,104 $17.5078 $225,871
     170,667    6.1%      $13.56(3) 7/15/05  $10.9950        - $17.5078 $673,753
     170,667    6.1%      $16.94(3) 7/15/05  $10.9950        - $17.5078  $96,898
     170,666    6.1%      $21.18(3) 7/15/05  $10.9950        - $17.5078        -

Brian G. Kelly
      21,000    0.7%       $6.75(2) 6/30/05  $10.9950  $89,104 $17.5078 $225,871
     170,667    6.1%      $13.56(3) 7/15/05  $10.9950        - $17.5078 $673,753
     170,667    6.1%      $16.94(3) 7/15/05  $10.9950        - $17.5078  $96,898
     170,666    6.1%      $21.18(3) 7/15/05  $10.9950        - $17.5078        -

Barry J. Plaga
       5,000    0.2%       $6.00(4) 4/01/05   $9.7734  $18,867 $15.5625  $47,812
       5,000    0.2%       $9.75(5) 1/17/06  $15.8817  $30,659 $25.2890  $77,695



     (1) Under the Employee Stock Plan, options to purchase an aggregate of approximately 2,805,000 shares of the Common Stock were granted during the fiscal year ended March 31, 1996 and options to purchase approximately 3,725,000 shares of the Common Stock were outstanding as of March 31, 1996. No stock appreciation rights were granted to any of the Named Executives during the last fiscal year.

     (2) Stock options were granted at an exercise price equal to the low bid price of the Company's Common Stock on June 30, 1995. The options vest ratably over a 5 year period beginning on the first anniversary date after the date of grant.

     (3) Stock options were granted on June 30, 1995 and vest in full on June 15, 1996, 1997 and 1998, respectively, contingent on the stock price performance of the Company's Common Stock (see Compensation Committee Report on Executive Compensation for such stock price performance information). The market price of the Company's Common Stock on the grant date was $6.75.

     (4) Stock options were granted at an exercise price equal to the low bid price of the Company's Commmon Stock on April 1, 1995. The options vest ratably over a 5 year period beginning on the first anniversary date after the date of grant.

     (5) Stock options were granted at an exercise price equal to the low bid price of the Company's Common Stock on January 17, 1996. The options vest ratably over a 5 year period beginning on the first anniversary date after the date of grant.

     (6) Based on 14,183,594 shares of Common Stock outstanding as of June 30, 1995 and the low bid price as of such date of $6.75, holders of Common Stock as of such date would realize hypothetical gains over the ten year period comparable to the option terms reflected in the table above of $60,209,357, assuming a 5% annualized stock appreciation rate, and $152,584,268, assuming a 10% annualized stock appreciation rate.



Shown below is further information with respect to the unexercised options to purchase shares of the Common Stock granted prior to the fiscal year ending March 31, 1996 and under the Employee Stock Plan to the Named Executives and held by them at March 31, 1996. None of the Named Executives exercised any stock options during the year ended March 31, 1996.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                              Value of Unexercised
                  Number of Securities           In-the-Money
                 Underlying Unexercised             Options
                    Options at FY-End               at FY-End
                       Exercisable/                Exercisable/
     Name             Unexercisable              Unexercisable (1)
     Robert A. Kotick
                   338,667 / 437,333          $1,219,565 /  $485,960

     Howard E. Marks
                   262,067 / 400,933            $690,958 /  $420,875

     Brian G. Kelly
                   312,067 / 400,933          $1,134,725 /  $420,875

     Barry J. Plaga
                   23,000 / 12,000              $220,125 /   $85,500

(1) Upon exercise of an option, an individual does not receive a cash payment equal to the amount contained in the column "Value of Unexercised In-the-Money Options at FY-End." No cash is realized until the shares received upon exercise of an option are sold. The amounts contained in such column reflect the increase in the price of the Common Stock from the option award date to March 31, 1996, in each case multiplied by the number of shares covered by the option. These increases ($7.87/$6.94 for Mr. Kotick, $7.56/$7.06 for Mr. Marks, $8.02/$7.06 for Mr. Kelly and $9.57/$7.13 for
     Mr. Plaga) are based on the reported last sale price of the Common Stock on March 31, 1996 ($13.125 per share) as compared to the exercise price of the options.

INDEBTEDNESS OF MANAGEMENT

     In December 1994, the Company provided a loan to Mr. Kotick in the amount of $44,000 to fund the state and local tax liabilities incurred by Mr. Kotick as a result of distributions made to him by ICT of shares of the Common Stock.
Such loan bore interest at a rate of 8.5% per annum and was evidenced by a promissory note (the "First Note") with a maturity date of April 30, 1995. In April 1995, the Company extended the maturity date of all payments due under the First Note and provided an additional loan to Mr. Kotick in the amount of $100,000 to assist in his payment of Federal income taxes. As evidence of such extension and the making of the additional $100,000 loan, the First Note was canceled and Mr. Kotick issued two new promissory notes in favor of the Company, one with a principal balance of $100,000 and the other with a principal balance of $49,319.39. Each of such promissory notes bears interest at 9.0% per annum, had a maturity date of April 28, 1996, and is to be secured by certain shares of Common Stock owned by Mr. Kotick as well as his primary residence. The maturity date of such promissory notes has been extended to September 30, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the Company's Compensation Committee for fiscal 1996 were Barbara Isgur and Steven Mayer. Both members are non-employee Directors of the Company and neither has any direct or indirect material interest in or relationship with the Company outside of his or her position as a Director. To the Company's knowledge, there were no other interrelationships involving members of the Compensation Committee or other Directors of the Company requiring disclosure.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     Although all final decisions regarding executive compensation, other than those relating to grants of awards under the Employee Stock Plan, which are made by the Compensation Committee, are made by the Board, the Board takes into consideration the recommendations of its Compensation Committee in making such decisions. The Compensation Committee is responsible for conducting annual reviews of the compensation package provided to the Company's chief executive officer and all other senior executive officers of the Company, as well as the general compensation policies of the Company. Such annual review includes a comparison of the Company's executive compensation, corporate performance, growth, share appreciation and total return to the Stockholders with that of similar companies, and a comparison of actual comparable performance with internal targets and plans. In addition, the Compensation Committee in preparing its recommendations to the Board with respect to executive compensation will generally take into account and give substantial weight to the Company's chief executive officer's recommendations relating to compensation to be paid to executive officers other than himself. The Compensation Committee's objective is to provide compensation that is fair and equitable to both the employee and the Company and that provides appropriate incentives to the employee. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and their resultant combined value to the Company's long-term performance and growth.

     The Company's executive officer compensation program, administered by the Compensation Committee of the Board of Directors, is based upon the following guiding principles:

          1. Competitive pay and benefits that allow the Company to attract and retain people with the skills critical to the long-term success of the Company.

          2. Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing Stockholder value.

          3. Emphasize the granting of equity-based awards over cash compensation so as to align the interests of executives officers with those of the Stockholders.

     The key elements of the Company's executive compensation package consist of base salary, annual bonus, stock options and restricted stock. The Company's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and will continue to review the full compensation package provided by the Company to the individual, including severance, pension, insurance and other benefits.

     Base Salaries. An executive officer's base salary is determined by evaluating the responsibilities of the position held, the individual's experience and the competitive marketplace for executive talent. The base salary, taken in the context of the executive's entire compensation package, is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other similar companies.

     Annual Bonuses. In addition to a base salary, each executive officer is eligible for an annual cash bonus. The Compensation Committee will, in determining the amount of annual cash bonuses, if any, to be paid to executive officers, review the performance of the Company and, if appropriate, the Common Stock during the fiscal year then ended, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term growth of the Company, as well as such other matters as the Compensation Committee may deem appropriate. Financial factors include, among other things, revenue growth of the Company and profitability of the Company and its individual business units. The Compensation Committee will consider the grant of restricted stock or stock options in lieu of cash bonuses.

     Stock Options and Restricted Stock. The purpose of long-term awards, currently in the form of stock options and grants of restricted stock, is to align the interests of the executive officers with the interests of the Stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. The Compensation Committee favors the granting of equity-based awards over cash compensation for such reasons and also believes that the granting of stock options and restricted stock better motivates executive officers to exert their best efforts on behalf of the Company and the Stockholders. In determining annual stock option grants, the Compensation Committee bases its decision on the individual's performance and potential to improve Stockholder value. In fiscal 1996, the Compensation Committee made stock option grants to each of the Company's executive officers. The amount of share options granted ranged from 533,000 to 576,000 and the exercise prices thereof ranged from $6.75 to $21.18 per share.

     Compensation of Chief Executive Officer. With respect to the base salary paid to Mr. Kotick, the Company's Chief Executive Officer, in the fiscal year ended March 31, 1996, the Compensation Committee conducted an informal survey of the base salaries of chief executive officers of several other computer software companies similar to the Company and the qualifications, experience and responsibilities of such chief executive officers. As a result of such comparison, Mr. Kotick's base salary was increased from $175,000 to $192,000 per annum effective April 1, 1996. In addition, in fiscal 1996, the Compensation Committee granted to Mr. Kotick options to purchase an aggregate of 551,000 shares of the Common Stock. At the time, the market price of the Common Stock was $6.75 per share. The options, which were granted on July 15, 1995 (the "Grant Date"), subject to the approval by the stockholders of the proposed increase in the shares authorized under the Employee Stock Plan, vest and become exercisable over a three year period. One third of the options vest and become exercisable on June 15, 1996, but only if the average closing price of the Common Stock on the NASDAQ National Market System for any thirty consecutive trading days during the period from the Grant Date through June 15, 1996 has exceeded the $13.56 exercise price for the first one third of the options; an additional one third of the options (plus the first one third of the options if not previously vested) vest and become exercisable on June 15, 1997, but only if the average closing price of the Common Stock on the NASDAQ National Market System for any thirty consecutive trading days during the period from the Grant Date through June 15, 1997 has exceeded the $16.94 exercise price for the second one third portion of the options; and the last one third of the options (plus the first two thirds of the options if not previously vested) vest and become exercisable on June 15, 1998, but only if the average closing price of the Common Stock on the NASDAQ National Market System for any thirty consecutive trading days during the period from the Grant Date through June 15, 1998 has exceeded the $21.18 exercise price for the last one third of the options. To the extent the options are not vested by June 15, 1998, the unvested options will automatically terminate. The exercise price for each portion of the options was fixed so as to approximate a threshold market price for the Common Stock that, if achieved, would produce a 25% return, compounded annually, through the particular vesting date on the $8.50 per share price paid in January 1994 by the investors in Company's common stock private placement. The options are otherwise issued under and are governed by the Employee Stock Plan. At July 18, 1996, the first one-third of these options are vested, and on June 15, 1997, an additional one-third of these options will vest. In addition, Mr. Kotick was granted in fiscal 1996 options to purchase 25,000 shares of Common Stock at $6.75 per share, the market price at the time of grant; such options vest ratably over 5 years beginning on the first anniversary after the date of grant.

     Federal Tax Implications for Executive Compensation. It is the responsibility of the Compensation Committee of the Board to address the issues raised by the recent change in Federal tax law which makes certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Compensation Committee is obligated to determine whether any actions with respect to this new limit need to be taken by the Company. At the present time, it is not anticipated that any executive officer of the Company will receive any compensation in excess of this amount.

                                                          COMPENSATION COMMITTEE

                                                                Barbara S. Isgur
                                                                 Steven T. Mayer

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective January 1995, a newly formed subsidiary of the Company, ACTV Acquisition, Inc. ("ACTV"), merged with and into ICT, with ICT as the surviving corporation. The controlling stockholders of ICT included Messrs. Kotick and Marks and Keith C. Moore (who was at the time a Director and the Chief Operating Officer of the Company). ICT's sole asset at the time of such merger was 5,429,600 shares of Common Stock. No other assets or liabilities were acquired or assumed by the Company as a result of the merger. The shares of Common Stock previously held by ICT were distributed to the shareholders of ICT on account of their ICT Common Stock.


                      COMMON SHARE PRICE PERFORMANCE GRAPH

       The following graphs compare the cumulative total Stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return on the NASDAQ Composite Index and the H&Q Technology Index, for the period March 31, 1991 through March 31, 1992, and separately for the period March 31, 1992 through March 31, 1996. The share price performance comparisons are presented separately for the two periods because the Company does not believe that these two periods are comparable, for the following reasons:

  (1) In February 1991, after a substantial deterioration of the Company's financial condition, there was a change in management of the Company. As a result, present management assumed control of the company.

  (2) In October 1991, the Company filed a petition for reorganization under Chapter 11, and it emerged from the bankruptcy reorganization in January, 1992. As a result of the reorganization, the previous creditors received Common Stock of the Company and the previous stockholders' interests were substantially diluted.

  (3) Until March 1991, the Common Stock was traded on the NASDAQ National Market System. From that time, when NASDAQ removed the Common Stock from trading due to the Company's failure to maintain certain capital requirements, until the second calendar quarter of 1993, trading in the Company's common stock was sporadic and irregular. On October 22, 1993, the common stock became listed on the NASDAQ SmallCap Market. On January 26, 1995, the common stock became listed on the NASDAQ National Market.

  During the period after March 31, 1991 and through approximately June 30, 1993, the Company's Common Stock was quoted only in the OTC Bulletin Board, and not on NASDAQ. While bid and ask quotes are available for this period, the spread between the bid and ask prices was extremely large, and the Company is not aware of any actual trades that took place during this period. Consequently, the values of the Company's stock at March 31, 1992 and March 31, 1993 in the following graphs are based on the low bid price reported for the stock for the respective quarter then ended, which the Company believes most accurately reflect market values as of these dates.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC:

GRAPH 1-PRE-REORGANIZATION FISCAL YEARS: 1991 TO 1992

               ACTIVISION          NASDAQ    H&Q TECHNOLOGY
3/31/91            $100.0          $100.0            $100.0
3/31/92              $5.0          $125.2            $115.3


GRAPH 2-POST-REORGANIZATION FISCAL YEARS: 1992 TO 1996

               ACTIVISION          NASDAQ    H&Q TECHNOLOGY
3/31/92           $100.0$          $100.0            $100.0
3/31/93           $640.0           $114.3            $108.8
3/31/94         $1,840.0           $123.1            $120.4
3/31/95         $1,280.0           $135.4            $155.3
3/31/96         $2,800.0           $182.4            $213.3


                                   PROPOSAL 2

                    APPROVAL OF AN INCREASE IN THE AGGREGATE
                    NUMBER OF SHARES OF COMMON STOCK RESERVED
                   FOR ISSUANCE UNDER THE EMPLOYEE STOCK PLAN

  The Company's Employee Stock Plan was approved by the Stockholders of the Company on February 28, 1992 and automatically terminates on November 26, 2001. On June 24, 1992, the Board, in order to comply with securities laws of California, adopted an amendment to the Employee Stock Plan, which amendment did not require the prior approval of the Stockholders. On each of December 15, 1992, January 27, 1995 and September 19, 1995, the Stockholders approved an amendment to the Employee Stock Plan proposed by the Board increasing the aggregate number of shares of Common Stock reserved for issuance under the Employee Stock Plan and, in the case of one amendment, expanding the scope of eligible participants.

  Pursuant to the terms of the Employee Stock Plan, individuals whose judgment, initiative and efforts are responsible for the success of the Company may be granted options, stock appreciation rights, restricted stock, deferred stock or other stock-based awards relating to the Common Stock. The total number of shares of the Common Stock authorized for award under the Employee Stock Plan is 4,066,667. As of July 22, 1996, there are outstanding options to purchase 3,754,673 shares of the Common Stock, 1,594,924 of which options are currently vested and exercisable. As a matter of general Company policy, options under the Employee Stock Plan are granted at exercise prices equal to or greater than the market value of the Common Stock on the date of grant. In April 1996, however, options to purchase 167,279 shares were granted at 85% of the fair market value of the Common Stock of that time.

  In June 1995, the Compensation Committee adopted compensation guidelines to be used in the most recent fiscal year, pursuant to which the non-executive management of the Company would be entitled to receive incentive compensation consisting of, among other things, shares of restricted Common Stock so long as the Company achieves certain increases in the Company's earnings for the fiscal year. A similar program was adopted for the current fiscal year. In order to ensure that the Company will have sufficient number of shares of restricted Common Stock which could be awarded to the employees pursuant to such guidelines, and in order to have sufficient shares available to make continuing option grants to new and existing employees, it is the Board's belief that an increase in the number of shares available for distribution under the Employee Stock Plan is necessary.

  The Board is, therefore, requesting approval by the Stockholders of an amendment to the Employee Stock Plan providing for an increase by 2,000,000 shares of Common Stock in the maximum number of shares that may be issued pursuant to award grants made under the terms of the Employee Stock Plan, raising the total number of shares of Common Stock reserved for issuance thereunder to 6,066,667 shares. Since the inception of the Employee Stock Plan through July 18, 1996, 174,494 stock options have been exercised and 137,500 shares of restricted stock have been granted. After the increase, 5,754,673 shares of Common Stock will be available for issuance under the Employee Stock Plan, constituting 29.3% of the total shares of Common Stock outstanding on a fully diluted basis, assuming the granting of awards for all of the Common Stock available for issuance under the Employee Stock Plan and the issuance of such Common Stock upon the exercise thereof and assuming that all options, rights and warrants for Common Stock currently outstanding are exercised.




                   THE BOARD RECOMMENDS THAT YOU VOTE FOR THE
                  PROPOSED AMENDMENT TO THE EMPLOYEE STOCK PLAN

                                   PROPOSAL 3

                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN


   At the Meeting, Shareholders will be asked to approve the adoption of the Company's Employee Stock Purchase Plan (the "Purchase Plan") and the reservation of 200,000 shares of the Company's Common Stock for issuance thereunder. The Board adopted the Purchase Plan on May 10, 1996.

   The following is a summary of the principal provisions of the Purchase Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Purchase Plan. A copy of the Purchase Plan is attached to this Proxy Statement as Exhibit A.

SUMMARY OF PURCHASE PLAN

     Purposes. The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "Board") as eligible to participate in the Purchase Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

     Administration. The Plan shall be administered by a committee (the "Committee") appointed by the Board consisting of two or more directors, each of whom is a "disinterested" director within the meaning of Rule 16b-3(c)(2) promulgated under the Exchange Act. Subject to the provisions of the Plan and the limitations of Section 423 of the Internal Revenue Code of 1996, as amended (the Code) or any successor provision in the Code, all questions of interpretation or application of the Purchase Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Purchase Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Purchase Plan shall be paid by the Company.

     Eligibility. Any employee of the Company or its Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Purchase Plan except the following:

       (a) employees who are not employed by the Company or Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

       (b) employees who are customarily employed for less than 20 hours per week;

       (c) employees who are customarily employed for less than five (5) months in a calendar year;

       (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code and Section 1.423-2(d) of the Treasury Regulations thereunder, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and

       (e) employees who have been employed less than six months on the first day of an Offering Period.

As a result of the foregoing limits on eligibility, none of Messrs. Kotick, Marks or Kelly are eligible to participate in the Purchase Plan.

     Offering Dates. Each Offering Period under the Plan (an "Offering Period") shall be of six (6) months duration. The first Offering Period shall commence on October 1, 1996 and end on March 31, 1997. Thereafter, offerings shall commence on the first business day on each subsequent April and October and end on last business day of the following September and March, respectively. The final offering under the Plan shall commence on October 1, 2001 and terminate on March 31, 2002. The first day of each Offering Period is referred to as the "Offering Date". The last business day of each Offering Period is referred to as the "Purchase Date". The Committee shall have the power to change the duration of Offering Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

     Participation.   Eligible employees may become participants in an Offering
Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company's or Subsidiary's (whichever employs such employee) payroll department (the "payroll department") not later than the 10th day of the month before such Offering Date (unless a later time for filing a subscription agreement is set by the Committee for all eligible employees with respect to a given Offering Period) a subscription agreement authorizing payroll deductions. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in subsequent Offering Periods unless the employee withdraws from the Purchase Plan or terminates further participation in the Offering Period. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Purchase Plan will automatically be re-enrolled in the Purchase Plan and granted a new option on the Offering Date of the next Offering Period.

     Grant of Option on Enrollment. Enrollment by an eligible employee in the Purchase Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the "Purchase Price" (as defined below) per share, provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Committee with respect to any Offering Period, or (b) a number of shares (rounded down to the nearest whole number) equal to $12,500 divided by the fair market value of a share of the Company's Common Stock on the Offering Date.

     Purchase Price. The purchase price per share (the "Purchase Price") at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

          (a) the fair market value on the Offering Date; or

          (b) the fair market value on the Purchase Date.

     For purposes of the Purchase Plan, the term "fair market value" on a given date shall mean the closing bid from the previous day's trading of a share of the Company's Common Stock as reported on the NASDAQ National Market System or a national securities exchange on which the shares are traded. If the Common Stock of the Company is not listed on a national securities exchange or reported on the NASDAQ National Market, "fair market value" shall be the fair value thereof determined in good faith by the Committee. In making such determination, the Committee shall consider the financial conditions of the Company and its recent operating results, values of publicly-traded securities of other comparable institutions and the lack of liquidity of the Company's shares, and such other factors as the Committee in its sole discretion deems relevant.

     Payment of Purchase Price; Changes in Payroll Deductions; Issuance of
Shares.

       (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the employee's compensation in one percent (1%) increments of not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

       (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period and may increase or lower the rate of payroll deductions for any subsequent Offering Period upon notice to the Company.

       (c) All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company; no interest shall accrue on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. A participant may not make any separate cash payment into his or her payroll deduction account and payment for shares purchased under the Purchase Plan may not be made in any form other than by payroll deduction.

       (d) On each Purchase Date, as long as the Purchase Plan remains in effect, the Company shall apply the funds then in the participant's payroll account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period. Any cash remaining in a participant's payroll account after such purchase of shares shall be refunded to such participant in cash; except that any amount remaining in a participant's account on a Purchase Date solely because it is less than the amount necessary to purchase a full share of Common Stock shall be carried forward, without interest, into the next Offering Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned, without interest, to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

        (e) During a participant's lifetime, such participant's option to purchase shares under the Purchase Plan is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Purchase Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     Limitations on Shares to be Purchased.

       (a) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than twenty (20) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than twenty (20) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is established, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

       (b) If the number of shares to be purchased on a Purchase Date by all employees participating in the Purchase Plan exceeds the number of shares then available for issuance under the Purchase Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each employee affected thereby.

       (c) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the foregoing limitations in this section shall be returned to the participant, without interest, as soon as practicable after the end of the Offering Period.

     Withdrawal. Any participant may withdraw from an Offering Period under the Purchase Plan at any time at least twenty (20) days prior to the end of an Offering Period. Upon withdrawal from the Purchase Plan, the accumulated payroll deductions shall be returned, without interest, to the withdrawn employee and his or her interest in the Purchase Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Purchase Plan, he or she may not resume his or her participation in the Purchase Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by timely filing a new authorization for payroll deductions. However, if the participant is an officer or director for purposes of Rule 16(b) of the Exchange Act, he or she shall not be eligible to participate in any Offering Period under the Purchase Plan which commences less than six (6) months from the date of withdrawal from the Purchase Plan.

     Termination of Employment. Termination of a participant's employment for any reason, including retirement or death or the failure of the participant to remain an eligible employee, terminates his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     Return of Payroll Deductions.   In the event an employee's interest in the
Purchase Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Purchase Plan is terminated by the Board, the Company is required to deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

     Capital Changes. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the Common Stock of the Company, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Purchase Plan, and in the number of shares which an employee is entitled to purchase under the Purchase Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Committee and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Committee makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

     Effective Date; Amendment or Termination of the Plan. The Purchase Plan is effective on the day after the effective date of the Company's Registration Statement filed with the Securities Exchange Commission under the Securities Act, with respect to the shares issuable under the Purchase Plan (the "Effective Date"), subject to approval by the Stockholders within twelve (12) months after the date the Purchase Plan is adopted by the Board. The Purchase Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Purchase Plan, or ten (10) years from the adoption of the Purchase Plan by the Board. The Board may at any time amend or terminate the Purchase Plan, except that any such termination cannot affect options previously granted under the Purchase Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the Stockholders of the Company if such amendment would:

       (a) Increase the number of shares that may be issued under the Purchase Plan;

       (b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

       (c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) under the Exchange Act.

FEDERAL INCOME TAX INFORMATION AND ERISA

   The Company intends that the Purchase Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Purchase Plan but defined for purposes of Section 423 of the Code shall have the same definition therein.

   THE FOLLOWING DESCRIPTION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO THE COMPANY'S PURCHASE PLAN IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE OF THIS PROXY STATEMENT. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX AND THE TAX LAWS MAY CHANGE AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT, EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE AND LOCAL) INCOME TAX CONSEQUENCES. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO DESCRIBE STATE OR LOCAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES FOR PARTICIPANTS IN COUNTRIES OTHER THAN THE UNITED STATES.

   Tax Treatment of the Participant. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift or dies. If the shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there in no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance), within either the one-year or the two-year holding periods described above (in any case a "disqualifying disposition"), the employee will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss.

   Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares, including a transfer to a broker or nominee or into "street name," as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it its entitled, employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

   ERISA. The Company believes that the Purchase Plan is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.


           THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE
                          EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 4

                 PROPOSED AMENDMENT TO THE AMENDED AND RESTATED
               CERTIFICATE OF INCORPORATION TO DECREASE AUTHORIZED
                                  CAPITAL STOCK


     The Board of Directors has approved a resolution, subject to Stockholder approval, to amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of capital stock from 110,000,000 shares, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, to 55,000,000 shares, consisting of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The form of amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation is attached as Exhibit B, and reference is made to the Amendment for the complete terms thereof.

     The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of 110,000,000 shares of capital stock, consisting of 10,000,000 shares of preferred stock, $.000001 par value per share, of which 2,520,000 are designated Series A Preferred Stock, $.000001 par value per share, and 100,000,000 shares of Common Stock, $.000001 par value per share. As of July 18, 1996, 13,875,065 shares of Common Stock were issued and outstanding and no shares of preferred stock (including Series A Preferred Stock) were issued and outstanding. In addition, as of July 18, 1996, 3,954,673 shares of Common Stock were reserved and available for issuance under the Company's stock option and warrant plans and under the Employee Stock Purchase Plan.

     If approved by the Stockholders, the Amendment to the Company's Amended and Restated Certificate of Incorporation will decrease the Company's authorized capital stock to 55,000,000 shares, of which 50,000,000 will be shares of Common Stock, $.000001 par value per share, and 5,000,000 will be preferred stock, $.000001 par value per share. The Amendment will also eliminate all references to the Series A Preferred Stock. By decreasing the number of authorized shares of capital stock, the Company will lower its annual franchise tax payments.

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. If the Amendment is approved by the Stockholders, it will become effective as of the date and time it is filed with the office of the Secretary of State of Delaware. The filing will be made as soon as practicable following the approval of the Amendment by the Stockholders.

               THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                         THE APPROVAL OF THE AMENDMENT.

                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during the fiscal year ended March 31, 1996, all filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to the Company's officers, Directors and greater than 10% beneficial owners were complied with.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Coopers & Lybrand, LLP were the Company's independent public accountants for the fiscal year ended March 31, 1996 and have been the Company's independent public accountants for more than five years. Representatives of Coopers & Lybrand, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 1997 must be received by the Company at its principal executive offices no later than April 20, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                         FINANCIAL AND OTHER INFORMATION

  The Company's Annual Report for the fiscal year ended March 31, 1996, including financial statements, accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

                            EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mail, proxies may be solicited by Directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with Stockholders or their personal representatives.

                                  OTHER MATTERS

  The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy Card intend to vote the proxies received by them in accordance with their best judgment with respect to all such matters.


STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXY CARDS WITHOUT DELAY.   A PROMPT
RESPONSE WILL BE GREATLY APPRECIATED.

                           By Order of the Board of Directors,



                           Brian G. Kelly
                           Secretary

                                                                       EXHIBIT A

                                   ACTIVISION, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

     SECTION 1. ESTABLISHMENT OF PLAN. Activision, Inc., (the "Company") proposes to grant options for purchase of the Company's common stock, $.000001 par value ("Common Stock") to eligible employees of the Company and Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (the "Plan"). For purposes of this Plan, "parent corporation" and "subsidiary corporation" (collectively, "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 425(e) and 425(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").
The Company intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition therein. A total of 200,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

     SECTION 2. PURPOSES OF THE PLAN. The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "Board") as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

     SECTION 3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") appointed by the Board consisting of two or more directors, each of whom is a "disinterested" director within the meaning of Rule 16b-3(c)(2) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

     SECTION 4. ELIGIBILITY. Any employee of the Company or its Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

 (a) employees who are not employed by the Company or Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

 (b) employees who are customarily employed for less than 20 hours per week;

 (c) employees who are customarily employed for less than five (5) months in a calendar year;

 (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code and
     Section 1.423-2(d) of the Treasury Regulations thereunder, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and

 (e) employees who have been employed less than six months on the first day of an Offering Period.

     SECTION 5. OFFERING DATES. Each Offering Period under the Plan (an "Offering Period") shall be of six (6) months duration. The first Offering Period shall commence on October 1, 1996 and end on March 31, 1997. Thereafter, offerings shall commence on the first business day on each subsequent April and October and end on last business day of the following September and March, respectively. The final offering under the Plan shall commence on October 1, 2001 and terminate on March 31, 2002. The first day of each Offering Period is
referred to as the "Offering Date".    The last business day of each Offering
Period is referred to as the "Purchase Date". The Committee shall have the power to change the duration of Offering Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

     SECTION 6. PARTICIPATION IN THE PLAN. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company's or Subsidiary's (whichever employs such employee) payroll department (the "payroll department") not later than the 10th day of the month before such Offering Date (unless a later time for filing a subscription agreement is set by the Committee for all eligible employees with respect to a given Offering Period) a subscription agreement authorizing payroll deductions. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in subsequent Offering Periods unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period.

     SECTION 7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the "Purchase Price" (as defined in Section 8 below) per share, provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Committee pursuant to Section 10(a) below with respect to any Offering Period, or (b) a number of shares (rounded down to the nearest whole number) equal to $12,500 divided by the fair market value of a share of the Company's Common Stock on the Offering Date. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

     SECTION 8. PURCHASE PRICE. The purchase price per share (the "Purchase Price") at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

          (a) the fair market value on the Offering Date; or

          (b) the fair market value on the Purchase Date.

     For purposes of the Plan, the term "fair market value" on a given date shall mean the closing bid from the previous day's trading of a share of the Company's Common Stock as reported on the NASDAQ National Market System or a national securities exchange on which the shares are traded. If the Common Stock of the Company is not listed on a national securities exchange or reported on the NASDAQ National Market, "fair market value" shall be the fair value thereof determined in good faith by the Committee. In making such determination, the Committee shall consider the financial conditions of the Company and its recent operating results, values of publicly-traded securities of other comparable institutions and the lack of liquidity of the Company's shares, and such other factors as the Committee in its sole discretion deems relevant.

     SECTION 9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the employee's compensation in one percent (1%) increments of not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean all of W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

          (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 20 days after the payroll department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during an Offering Period. A participant may increase or lower the rate of payroll deductions for any subsequent Offering Period by filing with the payroll department a new authorization for payroll deductions not later than the 10th day of the month before the beginning of such Offering Period.

          (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest shall accrue on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. A participant may not make any separate cash payment into his or her payroll deduction account and payment for shares purchased under the Plan may not be made in any form other than by payroll deduction.

          (d) On each Purchase Date, as long as the Plan remains in effect, the Company shall apply the funds then in the participant's payroll account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's payroll account after such purchase of shares shall be refunded to such participant in cash; except that any amount remaining in a participant's account on a Purchase Date solely because it is less than the amount necessary to purchase a full share of Common Stock shall be carried forward, without interest, into the next Offering Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned, without interest, to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

          (e) Promptly following the end of each Offering Period, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

          (f) During a participant's lifetime, such participant's option to purchase shares is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

          (g) A participant shall be free to undertake a disposition (as such term is defined in Section 424(c) of the Code) of the shares in his account at the ESPP Broker at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may transfer those shares to another brokerage account of participant's choosing or request in writing that a stock certificate be issued and delivered to him.

     SECTION 10. LIMITATIONS ON SHARES TO BE PURCHASED.

          (a) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than twenty (20) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than twenty (20) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is established, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

          (b) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each employee affected thereby.

          (c) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant, without interest, as soon as practicable after the end of the Offering Period.

     SECTION 11. WITHDRAWAL.

          (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least twenty (20) days prior to the end of an Offering Period.

          (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned, without interest, to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by timely filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an officer or director for purposes of Rule 16(b) of the Exchange Act, he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.

     SECTION 12. TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death or the failure of the participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     SECTION 13. RETURN OF PAYROLL DEDUCTIONS. In the event an employee's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan.

     SECTION 14. CAPITAL CHANGES. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the Common Stock of the Company, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase under the Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Committee and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Committee makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

     SECTION 15. NONASSIGNABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

     SECTION 16. REPORTS. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

     SECTION 17. NOTICE OF DISPOSITION. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition (a "Disqualifying Disposition") occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the "Notice Period"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

     SECTION 18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

     SECTION 19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

     SECTION 20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed as follows: Activision, Inc. Stock Administration Department, Activision, Inc. 11601 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, or as such other address as the Company, by notice to employees, may designate in writing from time to time.

     SECTION 21. STOCKHOLDER APPROVAL OF AMENDMENTS. Any required approval of the stockholders of the Company for an amendment to the Plan shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Committee determines, in its sole discretion after consultation with the Company's legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3").

     SECTION 22. DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     SECTION 23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, (the "Securities Act") the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     SECTION 24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

     SECTION 25. EFFECTIVE DATE; AMENDMENT OR TERMINATION OF THE PLAN. This Plan shall be effective on the day after the effective date of the Company's Registration Statement filed with the Securities Exchange Commission under the Securities Act, with respect to the shares issuable under the Plan (the "Effective Date"), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board and the Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

 (a) Increase the number of shares that may be issued under the Plan;

 (b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

 (c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) under the Exchange Act.

     SECTION 26. TAX WITHHOLDING. The Company shall notify a participant of any income tax withholding requirements arising as a result of a Disqualifying Disposition of shares acquired pursuant to this Plan or any other event occurring pursuant to this Plan. The Company shall have the right to withhold from such participant such withholding taxes as may be required by law, or to otherwise require the participant to pay such withholding taxes. If the participant shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations.

                                     EXHIBIT B
                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ACTIVISION, INC.

     ACTIVISION, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

     1. The name of the corporation (hereinafter called the "Corporation") is Activision, Inc.

     2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof and by substituting in lieu thereof the following:

               FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is fifty five million (55,000,000) shares, of which five million (5,000,000) shares are designated Preferred Stock (the "Preferred Stock"), par value $.000001 per share and aggregate par value of five Dollars ($5), and of which fifty million (50,000,000) shares are designated Common Stock (the "Common Stock"), par value $.000001 per share and aggregate par value of fifty Dollars ($50).

               A. Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued by the Board of Directors from time to time in one or more series. Subject to Article EIGHTH, the Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, and the liquidation preferences of any wholly unissued class or series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

               B. Common Stock. The terms of the Common Stock shall be as follows:
                    1. Dividends. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors.
                    2. Distribution of Assets. In the event of the voluntary or involuntary liquidation, distribution or winding up of the Corporation, holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its stockholders.
                    3. Voting Rights. The holders of Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share thereof held.

     3. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert A. Kotick, its Chairman, and attested by Brian G. Kelly, its
Secretary, this     day of     , 1996.

                                   ACTIVISION, INC.

                         By:
                            -------------------------------